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                                                                    EXHIBIT 10.8


                               CIDRA CORPORATION

                          2000 EXECUTIVE LOAN PROGRAM



PROGRAM Cidra Corporation 2000 Executive Loan Program (the "Executive Loan Program")

PURPOSE The Executive Loan Program is designed to provide eligible key executives ("Participants") of Cidra Corporation (the "Company") with liquidity in the form of a loan on favorable terms, the proceeds of which the Participant may apply as he or she chooses.

             The Board of Directors of the Company, acting through its Compensation Committee (the "Committee") encourages ownership of the Company's common stock by its senior executives entitled to exercise stock options; share ownership fosters an identity of interest between the executive and the Company's other stockholders. It is anticipated that some Participants will use the proceeds of the loan provided under the Executive Loan Program for the exercise of stock options and to assist the Participant in satisfying related tax or other financial obligations.

PROGRAM      Under the Executive Loan Program, an eligible Participant
BENEFIT      will be entitled to one or more loans from the Company aggregating not more than $150,000 to any Participant, under the terms provided for herein or on such other terms as may be approved by the Committee, the proceeds of which may be used by the Participant for any purpose.

ELIGIBLE     Executives eligible for loans under this Executive Loan
PARTICIPANTS Program (each a "Participant") are the officers of the Company appointed by the Board of Directors and as identified on Schedule A hereto, as such schedule may be amended from time to time by the Committee.

PROMISSORY   Each loan under the Executive Loan Program shall be
NOTE TERMS   evidenced by a promissory Note of the Participant, which Note shall contain the following terms, or such other terms as may be established by the Committee with respect to the Participant at the time the loan is made:

   Maturity  The term of the Note shall not exceed 24 months.
             The maturity shall accelerate in the event of the termination of the employment of the Participant for any reason other than the death of the Participant and in certain other Events of Default.
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                                                               Cidra Corporation
                                                     2000 Executive Loan Program


   Interest The principal amount of the Note shall not bear interest prior to maturity, so long as an Event of Default shall not have occurred under the terms of the Note.

                 From and after an Event of Default, the outstanding principal of the Note shall bear interest, in the case of an Event of Default, at the lesser of (i) the prime rate as published in the Wall Street Journal, plus 2%, and (ii) the highest rate permitted by law.

                 The compensatory value of the no interest element of the loan will be reported as income to the Participant as required by applicable law and the Participant shall be responsible for including such amount in gross income for federal and state income tax purposes.

Collateral/      The Note reflecting a loan under the Executive Loan Program
Pledge           shall be the fully recourse obligation of the Participant,
Agreement        and is to be secured by the common stock of the Company owned by the Participant pursuant to a Stock Pledge Agreement. The number of shares securing the Note shall be that number of shares whose value is equal to the principal amount of the Note at the time the loan is made. The collateral is to be adjusted periodically, up or down, to reflect the then current value of the common stock. The value of the common stock of the Company is as determined from time to time by the Compensation
                 Committee and when available shall be the value determined for purposes of any stock option plans of the Company then in effect.

                 From and after an Event of Default, without prejudice to the Company's other rights thereunder, the Company may sell the collateral to satisfy the Borrower's obligations under the Note. The Company also has the right to offset and apply to the obligations of the Borrower any amounts owing by the Company to Borrower for whatever reason including, but not limited to, salary, bonus, expense reimbursement or stock purchase proceeds, without prejudice to or waiver of the Company's rights of the Pledge Agreement.

PROGRAM          The Executive Loan Program is administered jointly by the
ADMINISTRATION   Chief Financial Office and General Counsel (together, the "Plan
                 Administrators"), acting under the direction of the Committee.

                 Except as otherwise provided herein and subject to the provisions of the Executive Loan Program, the Program Administrators shall have full and conclusive authority, exercised jointly, to interpret the Plan; to determine the terms and provisions of any repayment obligations, and to make all other determinations necessary or advisable for the proper day-to-day administration of the Executive Loan Program. Any

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                                                               Cidra Corporation
                                                     2000 Executive Loan Program



                 interpretation or decision that would apply to any loan outstanding to both Program Administrators shall be referred to the Chairman of the Committee for resolution.

                 The Program Administrators shall not have the power or authority to materially vary the terms of any Note or to extend the maturity date thereof or to prescribe, amend or rescind any rules and regulations relating to the Executive Loan Program, which shall be the sole province of the Committee.

                 The Program Administrators' determinations under the Executive Loan Program need not be uniform and may be made selectively among eligible Participants.

                 The decisions of the Committee or of the Program
                 Administrators, as applicable, shall be final and binding on all Participants.

                 Except as specifically provided for herein, any modification of the terms of any Note under the Executive Loan Program shall require the approval of the Committee.

LOAN             An eligible Participant may request a loan under the
REQUEST          Executive Loan Program by completing an Executive Loan Request in the form provided by the Plan Administrators. No funds shall be advanced prior to the completion of the Executive Loan
                 Application and the execution of the Note and, if applicable, the Pledge Agreement.

TERMINATION AND  The Executive Loan Program is entirely voluntary on the
AMENDMENT        part of the Company and its existence should be construed as creating any contractual right to its continued existence, nor does its existence (or anyone's participation therein) affect a Participant's employment with the Company.

                 The Company reserves the right at any time to modify or terminate the Executive Loan Program by action of the Committee. Such modification or termination shall not affect the rights and obligations of Participants and the Company under any then outstanding Note made under the Executive Loan Program.

                                            The Executive Loan Program has been
                                                adopted effective July __, 2000

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                                                               Cidra Corporation
                                                     2000 Executive Loan Program





SCHEDULE A       The senior executives eligible to be Participants under the
                 Executive Loan Program are as follows:

                 Gerald L. DePardo
                 F. Kevin Didden
                 Michael Grillo
                 Arthur D. Hay
                 Ann Iseley
                 Alan D. Kersey
                 Keith R. Morley
                 John V. Viega

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